CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 333-69327 on Form N-6 and Amendment No. 125 to Registration Statement No. 811-04613 on Form N-6 of our report dated March 21, 2024, relating to the statutory basis financial statements of Union Security Insurance Company, appearing on Form N-VPFS. We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 24, 2024